U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549
____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 17, 2010

EMERITUS CORPORATION
(Exact name of registrant as specified in charter)

Washington	1-14012	91-1605464
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3131 Elliott Avenue, Suite 500

Seattle, Washington 98121
(Address of principal executive offices) (Zip Code)

(206) 298-2909
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On January 15, 2010, Emeritus Corporation ("Emeritus" or the "Company") entered into a Limited Liability Company Agreement (the "Joint Venture Agreement") with BRE/SW Member LLC, an affiliate of Blackstone Real Estate Advisors VI, L.P. ("Blackstone") and CPDF II, LLC, an entity controlled by Mr. Dan Baty, the Chairman and Co-CEO of Emeritus ("Columbia Pacific"), pursuant to which Emeritus, Blackstone and Columbia Pacific formed a joint venture that will operate under the name of BRE/SW Portfolio LLC (the "Sunwest Joint Venture").  The purpose of the Sunwest Joint Venture is to acquire and operate a portfolio of communities (each a "Property," and collectively, the "Properties") currently operated by Stayton SW Assisted Living, LLC ("Stayton"), an Oregon limited liability company constituting the Unitary Sunwest Enterprise as designated in an Order Approving Distribution Plan of the U.S. District Court for the District of Oregon dated October 2, 2009 ("Sunwest").

On January 15, 2010, the Sunwest Joint Venture entered into a purchase and sale agreement with Sunwest to acquire the Properties for an aggregate unadjusted purchase price of approximately $1.15 billion.  On March 25, 2010, the Sunwest Joint Venture and Sunwest entered into an amendment to the purchase and sale agreement to include in the transaction, at the option of the Sunwest Joint Venture, up to 15 additional Properties, for a total of up to 149 Properties, for an aggregate unadjusted purchase price of approximately $1.3 billion.  On March 29, 2010, U.S. District Court Judge Michael Hogan approved the purchase and sale agreement, as amended (as so amended, the "Sunwest Purchase Agreement"), pursuant to which the Sunwest Joint Venture would act as the lead or "stalking horse" bidder at an auction to be conducted by Stayton on May 17, 2010.  On May 17, 2010, the U.S. District Court of Oregon entered an order approving the Sunwest Purchase Agreement and identifying and approving the Sunwest Joint Venture as the successful bidder and buyer of the properties.

Pursuant to the Sunwest Purchase Agreement, among other things, existing Sunwest investors (the "Investors") will have the option to either (1) sell their ownership interests in one or more Properties for cash or (2) exchange their ownership interests in the Properties for indirect equity interests in the Sunwest Joint Venture.  Under the terms of the Sunwest Purchase Agreement, Investors choosing the second option will contribute their interests in the Properties (the "Contributed Interests") to a newly formed entity owned entirely by such Investors (the "Rollover Member").  The Rollover Member will immediately further contribute the Contributed Interests to the Joint Venture in exchange for, at the election of the Investors, preferred equity interests ("Class A Preferred Units") or common equity interests ("Common Interests") in the Sunwest Joint Venture.  The Class A Preferred Units owned by the Rollover Member may not exceed $50.0 million, or be less than $10.0 million, and the Common Interests held by the Rollover Member may not exceed an amount equal to 49.0% of the total equity capitalization of the Sunwest Joint Venture (the "Maximum Common Rollover Amount"), or be less than $10.0 million.  As of March 25, 2010, the Maximum Common Rollover Amount was estimated to be approximately $167.6 million, which amount is subject to adjustment as provided in the Sunwest Purchase Agreement.  Of the remaining equity in the Sunwest Joint Venture (which is no less than 51%), Blackstone would contribute approximately 80%, with the balance split evenly between Emeritus and Columbia Pacific.  At the closing of the transactions contemplated by the Sunwest Purchase Agreement (the “Closing”), the Joint Venture Agreement will be amended to incorporate, among other things, the rollover investment by the Investors.

The Joint Venture Agreement provides for cash distributions from the Sunwest Joint Venture to the members in accordance with their ownership interests; however, the Company is entitled to distributions at increasing levels in excess of its ownership percentage if certain Sunwest Joint Venture performance criteria are achieved.  The Joint Venture Agreement also provides that in the event Blackstone desires to sell a specified portion of the Properties, all of the Properties or its membership interest in the Sunwest Joint Venture, the Company shall have the right of first opportunity to purchase such Properties or membership interest, as applicable.  The Joint Venture Agreement prohibits the Company from transferring its interest in the Sunwest Joint Venture to non-affiliated entities without Blackstone's consent.  As administrative member, the Company is responsible for the day-to-day operations of the Sunwest Joint Venture.  However, Blackstone has final authority on certain defined major decisions affecting the Sunwest Joint Venture.  Blackstone may terminate the Company as administrative member for certain reasons, including gross negligence, bankruptcy and failure to meet certain standards for the management of the Sunwest Joint Venture.  The Joint Venture Agreement also prohibits the Company from engaging in certain competitive activities with the Sunwest Joint Venture, including the development of any property within a 15-mile radius of the Properties in competition with the Properties.  The Joint Venture Agreement provides that in the event the Sunwest

Joint Venture fails to acquire the Properties, Blackstone shall cause the dissolution and orderly liquidation of the Sunwest Joint Venture.

The aggregate unadjusted purchase price for the Properties will include (i) approximately $285.0 million in an adjustable combination of cash and membership interests in the Sunwest Joint Venture and (ii) the assumption by the Sunwest Joint Venture of secured debt, subject to adjustment, of approximately $1.0 billion (the "Assumed Debt").  Approximately $275.5 million of the Assumed Debt is controlled by entities affiliated with Mr. Baty.

The 149 Properties are comprised of approximately 12,152 units consisting of 3,332 independent living units and 8,820 assisted living/memory care units.  Annual revenues currently approximate $344.0 million for the 149 Properties.  The ultimate community count and, therefore, transaction value, may change based on the Sunwest Joint Venture’s limited ability to change the portfolio of communities included in the transaction and final debt assumption negotiations.

The consummation of the transactions contemplated by the Sunwest Purchase Agreement is subject to a number of conditions, including state licensing approvals and finalization of loan modifications with the secured creditors.

The Sunwest Purchase Agreement may be terminated under certain circumstances specified in the Sunwest Purchase Agreement, including by the Sunwest Joint Venture or Sunwest if the Closing has not occurred on or before September 30, 2010.

A copy of the Sunwest Purchase Agreement and each of the amendments thereto is filed with this Current Report on Form 8-K as Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4.  A copy of the Joint Venture Agreement is filed with this Current Report on Form 8-K as Exhibit 10.1.  The description of the Sunwest Purchase Agreement and the Joint Venture Agreement contained in this Current Report on Form 8-K is qualified in its entirety by reference to Exhibit 10.1, Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4.

As contemplated by the Sunwest Purchase Agreement, the Company anticipates entering into management agreements (the "Management Agreements") with the subsidiaries of the Sunwest Joint Venture to manage the Properties for a monthly fee of 5.0% of collected gross operating revenues.  The term of the Management Agreements would be for one year and would automatically renew for successive one-year periods unless notice of non-renewal is given by either party 90 days prior to the expiration of the then current term or such term is otherwise cancelled pursuant to the Management Agreement.

A copy of the form of Management Agreement is included as Exhibit F to the Joint Venture Agreement that is filed with this Current Report on Form 8-K as Exhibit 10.1.  The description of the Management Agreement contained in this Current Report on Form 8-K is qualified in its entirety by reference to Exhibit 10.1.

A press release announcing the bankruptcy court’s approval of the Sunwest Purchase Agreement is attached hereto as Exhibit 99.1.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.                      Description

10.1	Limited Liability Company Agreement by and between Emeritus Corporation, CPDF II, LLC and BRE/SW Member LLC dated January 15, 2010.

10.2	Agreement of Purchase and Sale dated January 15, 2010 between Stayton SW Assisted Living, LLC and BRE/SW Portfolio LLC dated January 15, 2010.

10.3	Amendment to Agreement of Purchase and Sale between Stayton SW Assisted Living, LLC and BRE/SW Portfolio LLC dated February 12, 2010.

10.4	Amendment 2 to Agreement of Purchase and Sale between Stayton SW Assisted Living, LLC and BRE/SW Portfolio LLC dated March 25, 2010.

99.1	Press Release dated May 18, 2010, entitled Court Approves Emeritus/Blackstone Joint Venture As Successful Bidder in Sunwest Bankruptcy Auction.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

May 18, 2010		EMERITUS CORPORATION

	By:	/s/ Robert C. Bateman
Robert C. Bateman, Executive Vice President—Finance
and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.                      Description

10.1	Limited Liability Company Agreement by and between Emeritus Corporation, CPDF II, LLC and BRE/SW Member LLC dated January 15, 2010.

10.2	Agreement of Purchase and Sale dated January 15, 2010 between Stayton SW Assisted Living, LLC and BRE/SW Portfolio LLC dated January 15, 2010.

10.3	Amendment to Agreement of Purchase and Sale between Stayton SW Assisted Living, LLC and BRE/SW Portfolio LLC dated February 12, 2010.

10.4	Amendment 2 to Agreement of Purchase and Sale between Stayton SW Assisted Living, LLC and BRE/SW Portfolio LLC dated March 25, 2010.

99.1	Press Release dated May 18, 2010, entitled Court Approves Emeritus/Blackstone Joint Venture As Successful Bidder in Sunwest Bankruptcy Auction.